UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2006 (November 13, 2006)
The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement for Christopher Nagel
On November 13, 2006, The Scotts Miracle-Gro Company (the “Registrant”) entered into an employment agreement with Christopher Nagel, effective as of October 1, 2006 (the “Nagel Agreement”). Mr. Nagel serves as Executive Vice President — North America Consumer Business of the Registrant. The Nagel Agreement has an initial term of three years commencing as of October 1, 2006, which will be extended for one additional year at the end of the initial three-year term and then again after each successive year thereafter unless either party delivers to the other written notice of intent not to renew at least 60 days prior to the end of the initial term or successive term, as appropriate. If, however, at any time during the initial term of the Nagel Agreement or a successive term, a change in control (as defined in the Nagel Agreement) of the Registrant occurs, then the Nagel Agreement will become immediately irrevocable for two years beyond the month in which the effective date of the change in control occurs.
Under the Nagel Agreement, Mr. Nagel will (a) be paid a base annual salary of $450,000, which will be reviewed at least annually by the Compensation and Organization Committee of the Registrant’s Board of Directors (the “Committee”); (b) participate in The Scotts Company LLC Executive/Management Incentive Plan (the “Incentive Plan”) or any other annual incentive compensation plan in effect for executives, with the amount of the annual incentive compensation award (i.e., bonus) to be based upon performance targets and award levels determined by the Committee; (c) be eligible to receive grants of long-term incentive awards under The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan (the “2006 Plan”) or any other long-term incentive plan in effect for executives, for services rendered during the applicable performance period based upon performance targets and award levels determined by the Committee; (d) be provided with all retirement benefits and employee benefits which other executives and employees of the Registrant are entitled to receive, subject to applicable eligibility requirements; and (e) receive an annual automobile allowance of $12,000 and an allowance of $4,000 for personal financial planning services.
If Mr. Nagel voluntarily terminates his employment other than for “good reason” (as defined in the Nagel Agreement), or is terminated by the Registrant for “cause” (as defined in the Nagel Agreement), he will (a) receive payment of his accrued and unpaid base salary and accrued but unused vacation pay through the date of termination, and (b) be entitled to all benefits as to which he has a vested right at the time of termination.
If Mr. Nagel terminates his employment for good reason, or is discharged by the Registrant for any reason other than death, disability or for cause, in each case unrelated to a change in control of the Registrant, Mr. Nagel will receive (a) a lump sum payment of (i) an amount equal to his accrued and unpaid base salary and accrued but unused vacation pay through the date of termination plus (ii) an amount equal to one times his target annual incentive compensation opportunity as in effect on the date of termination; (b) an amount equal to two times his annual base salary at the rate in effect on the date of termination, to be paid in equal monthly installments over a 24-month period; (c) continuation, at the same cost to Mr. Nagel, of health insurance coverage for Mr. Nagel and his eligible dependents at the same level as in effect as of the date of termination, for a period of 12 months; and (d) all other benefits as to which he has a vested right under the terms of the governing plans and programs.
Upon termination of Mr. Nagel’s employment due to his death or disability, Mr. Nagel, or his estate or designated beneficiary in the event of his death, will be paid in a single lump sum an amount equal to (a) his base salary through the date of termination plus (b) the amount of the target annual incentive compensation opportunity he would have earned for the fiscal year in which termination occurs pro-rated to the date of termination plus (c) accrued but unused vacation pay through the date of termination. He will also receive all other benefits as to which he has a vested right under the terms of the applicable plans and programs.
If within two years following the change in control of the Registrant, the Registrant terminates Mr. Nagel’s employment for any reason other than death, disability, retirement or cause or Mr. Nagel terminates his employment for good reason, Mr. Nagel will be paid or receive (a) a lump sum payment equal to (i) an amount equal to his accrued and unpaid base salary and accrued but unused vacation pay through the date of termination plus (ii) an amount equal to two times the sum of his annual base salary and target annual incentive compensation opportunity as in effect on the date of termination plus (iii) the amount of the target annual incentive compensation opportunity he would have earned for the fiscal year in which termination occurs pro-rated to the date of termination; (b) continuation, at the same cost to Mr. Nagel, of health insurance coverage for Mr. Nagel and his eligible dependents at the same level as in effect as of the date of termination, for a period of 24 months; and (c) all other benefits as to which he has a vested right under the terms of the governing plans and programs.
The foregoing is a brief description of the terms of the Nagel Agreement and is qualified in its entirety by reference to the Nagel Agreement. A copy of the Nagel Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and should be reviewed for further information.
Restricted Stock Award to Christopher Nagel
On October 1, 2006, Mr. Nagel was awarded 38,000 restricted common shares of the Registrant under the 2006 Plan. The terms and conditions of the award agreement evidencing this award (the “Restricted Stock Award Agreement”) were finalized in connection with the finalization of the Nagel Agreement and provided that the restricted common shares would be forfeited if a signed copy of the Restricted Stock Award Agreement were not returned to the address specified therein on or before November 30, 2006. The Restricted Stock Award Agreement was signed on behalf of the Registrant on October 30, 2006 and by Mr. Nagel on November 9, 2006 and received at the specified address on behalf of the Registrant on November 13, 2006.
Under the terms of the Restricted Stock Award Agreement, 19,000 of the restricted common shares will vest if Mr. Nagel is actively employed by the Registrant or any of its affiliates or subsidiaries on that date and the remaining 19,000 restricted common shares will vest on October 1, 2009 if he is actively employed by the Registrant or any of its affiliates or subsidiaries on that date. Generally, the unvested portion of the restricted common shares will be forfeited if Mr. Nagel terminates employment prior to

October 1, 2009. The restricted common shares will be held in escrow until they are settled or forfeited; however, Mr. Nagel may exercise any voting rights associated with the restricted common shares while they are held in escrow. Mr. Nagel will also be entitled to receive any dividends paid on the restricted common shares, although these dividends will be held in escrow until the associated restricted common shares are settled or forfeited, and distributed or forfeited as appropriate.
If Mr. Nagel voluntarily terminates his employment, other than for good reason as described in the Nagel Agreement, or is terminated by the Registrant for cause as described in the Nagel Agreement: (a) the unvested portion of his restricted common shares will be forfeited; (b) Mr. Nagel must pay to the Registrant cash equal to the product of the fair market value of a common share of the Registrant on October 1, 2007 multiplied by 19,000; and (c) Mr. Nagel must pay to the Registrant an amount of cash equal to the value of all dividends paid on the restricted common shares from October 1, 2006 to the date of termination.
If the Registrant terminates Mr. Nagel’s employment without cause, other than for death or disability: (a) the unvested portion of his restricted common shares will be forfeited; and (b) subject to the vote and approval of the full Board of Directors of the Registrant, Mr. Nagel must pay to the Registrant cash equal to the product of the fair market value of a common share of the Registrant on October 1, 2007 multiplied by 19,000, as well as an amount of cash equal to the value of all dividends paid on the restricted common shares from October 1, 2006 to the date of termination.
Mr. Nagel will also forfeit any outstanding restricted common shares and must return all common shares and dividends received in respect of the restricted common shares awarded if he engages in specified prohibited conduct within 180 days before and 730 days after terminating employment.
The foregoing is a brief description of the Restricted Stock Award Agreement and is qualified in its entirety by reference to the Restricted Stock Award Agreement. A copy of the Restricted Stock Award Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and should be reviewed for further information.
Separation Agreement with Robert F. Bernstock
On December 1, 2006, The Scotts Company LLC, a subsidiary of the Registrant (“Scotts LLC”), entered into a Separation Agreement and Release of All Claims (the “Separation Agreement”) with Robert F. Bernstock (“Mr. Bernstock”), formerly President of the Registrant and President and Chief Operating Officer of Scotts LLC. Mr. Bernstock left the organization effective September 12, 2006.
Under the Separation Agreement, Scotts LLC will pay or make the following amounts and benefits available to Mr. Bernstock on or after December 11, 2006 (except as noted below): (a) a lump sum cash payment of $2,178,000, representing two times the sum of Mr. Bernstock’s annual base salary and the target cash incentive opportunity (i.e., bonus) under the Incentive Plan for the fiscal year ended September 30, 2006 (the “2006 fiscal year”); (b) a lump sum cash payment equal to the amount Mr. Bernstock would have received under the Incentive Plan for the 2006 fiscal year had his employment not terminated; (c) all of Mr. Bernstock’s unvested equity grants, including nonqualified stock options covering 99,800 of the Registrant’s common shares, stock appreciation rights covering 150,000 of the Registrant’s common shares and 56,400 restricted common shares of the Registrant together with approximately $35,250 representing dividends associated with those restricted common shares, will be fully vested and Mr. Bernstock may exercise any options or stock appreciation rights covering the Registrant’s common shares that he holds until the earlier of December 11, 2006 or the normal expiration date associated with the equity grant; (d) all amounts Mr. Bernstock is entitled to receive under any tax-qualified or nonqualified deferred compensation plan in which he participated (these amounts will be paid no earlier than March 12, 2007); (e) for 24 months after his termination, Mr. Bernstock may participate in the Scotts LLC medical programs if he pays the associated premium cost equal to, for the first 18 months of coverage, the rate prescribed under the benefit continuation provisions of the Consolidated Omnibus Reconciliation Act (“COBRA”) and, for the last six months of coverage, 150% of the regular COBRA rate; (f) a lump sum cash payment of $19,312.13, to partially reimburse Mr. Bernstock for the cost of the continued medical coverage just described; (g) until September 12, 2011, Scotts LLC will include Mr. Bernstock under its Directors and Officers Liability Insurance at a level at least as favorable as the level in effect when he terminated; and (h) Mr. Bernstock may continue to use Scotts LLC’s membership at Tartan Fields (a country club located in Dublin, Ohio) through December 31, 2006 on the condition that he has paid (or pays) all dues and fees associated with that usage (and Scotts LLC will reimburse Mr. Bernstock for any dues he has paid for any period after December 31, 2006). Also, on November 7, 2006, Scotts LLC released restrictions on (and Mr. Bernstock accepted) 5,000 shares of the Registrant’s common shares in full satisfaction of the performance share award agreement between Scotts LLC and Mr. Bernstock dated December 9, 2005. In addition, Scotts LLC has released (on its own behalf and on behalf of its affiliated entities) all claims they may have against Mr. Bernstock. To the extent required, all amounts paid to Mr. Bernstock will be net of all applicable withholdings and deductions required by federal, state and local taxing authorities.
In exchange for the payments and benefits just described, (a) Mr. Bernstock (on his own behalf and on behalf of his spouse, personal representatives, administrators, minor children, heirs, assigns, wards, agents and any others claiming by or through him) has agreed to release all claims against Scotts LLC (and all related entities), including any related to his employment with Scotts LLC and the termination thereof (b) Mr. Bernstock has agreed to cooperate with Scotts LLC in its defense of any lawsuit relating to matters that occurred during Mr. Bernstock’s tenure (subject to payment by Scotts LLC of $300 for each hour devoted to these matters but no more than $1,500 per day plus his associated expenses) and (c) Mr. Bernstock has agreed to hold Scotts LLC harmless from any liability it might incur under Section 409A of the Internal Revenue Code of 1986, as amended, in connection with any payments made under the Separation Agreement.
Scotts LLC and Mr. Bernstock have agreed not to make any statement to a third party that the statement maker could reasonably foresee would cause harm to the other. In addition, Mr. Bernstock has agreed to return all Scotts LLC’s property and acknowledged that he remains subject to the confidentiality, nondisclosure, noncompetition and nonsolicitation obligations specified under prior agreements between him and Scotts LLC.
The foregoing is a brief description of the terms of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement. The Separation Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and should be reviewed for additional information.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

Exhibit No.	Description
10.1	Employment Agreement for Christopher Nagel, entered into effective as of October 1, 2006, by and between Christopher Nagel and The Scotts Miracle-Gro Company

10.2	The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan Award Agreement for Employees, evidencing Restricted Stock Award of 38,000 Restricted Common Shares Awarded to Christopher Nagel on October 1, 2006 by The Scotts Miracle-Gro Company

10.3	Separation Agreement and Release of All Claims, dated December 1, 2006, between The Scotts Company LLC and Robert F. Bernstock

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: December 7, 2006	By:	/s/ David M. Aronowitz
		Printed Name:	David M. Aronowitz
		Title:	Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 7, 2006
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1	Employment Agreement for Christopher Nagel, entered into effective as of October 1, 2006, by and between Christopher Nagel and The Scotts Miracle-Gro Company

10.2	The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan Award Agreement for Employees, evidencing Restricted Stock Award of 38,000 Restricted Common Shares Awarded to Christopher Nagel on October 1, 2006 by The Scotts Miracle-Gro Company

10.3	Separation Agreement and Release of All Claims, dated December 1, 2006, between The Scotts Company LLC and Robert F. Bernstock